UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
December 5, 2012

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)
North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue, SW, Suite 60 Minot, ND 58701
(Address of principal executive offices, including zip code)
(701) 837-4738
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.
On December 5, 2012, Investors Real Estate Trust (the "Company") provided written notice to the NASDAQ Stock Market, LLC that the Company intends to voluntarily delist its common shares of beneficial interest, no par value per share (the "Common Shares") and its 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share (the "Series A preferred shares") from the NASDAQ Global Select Market (the "NASDAQ"), and intends to transfer the listing of the Common Shares and the Series A preferred shares to the New York Stock Exchange ("NYSE"). The Common Shares and Series A preferred shares have been approved for listing on the NYSE. The Company expects the last day of trading of the Common Shares and Series A preferred shares on NASDAQ to be December 17, 2012, and expects the Common Shares and Series A preferred shares to begin trading on the NYSE as of December 18, 2012, under the symbols "IRET" and "IRET PR," respectively. Until they begin trading on the NYSE, the Common Shares and the Series A preferred shares will remain trading on the NASDAQ.

A copy of the press release announcing the anticipated transfer of the listing of the Company's common shares and Series A preferred shares from the NASDAQ to the NYSE is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01                          Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
99.1	Press Release issued December 5, 2012 regarding transfer of listing to the NYSE

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: December 5, 2012

Exhibit Index
Exhibit No.	Description
99.1	Press Release issued December 5, 2012 regarding transfer of listing to the NYSE